U. S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                      August 17, 2007

PNG VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-29735	88-0350286
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2038 Corte del Nogal, Suite 110
Carlsbad, California 92011
(Address of principal executive offices)

760-804-8844
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01                      Entry into a Material Definitive Agreement.

On August 17, 2007, the Company entered into an note amendment agreement (the “Note Amendment Agreement”) with the holder of a Convertible Promissory Note (the “Note”) issued by the Company in the amount of $120,000. Pursuant to the Note Amendment Agreement, $70,000 of the principal amount of the Note was cancelled in exchange for an adjustment in the conversion price.

On August 20, 2007, pursuant to a notice of conversion, the holder of the Note converted the entire outstanding balance of the Note into 2,000,000 shares of the Company’s common stock.

On August 20, 2007, the Company entered into a Common Stock Share Exchange Agreement (the “Exchange Agreement”) whereby the Company exchanged 40,000,000 shares of the Company’s restricted common stock in exchange for 199 restricted shares of BuglessBeds.com, Inc., a private Nevada corporation. The 199 restricted shares represents a 49% interest in BuglessBeds.com, Inc.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(c)  Exhibits.

Number	Description

10.1	First Amended Convertible Promissory Note dated August 17, 2007.

10.2	Common Stock Share Exchange Agreement dated August 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PNG VENTURES, INC.
/s/	Mark L. Baum
By:	Mark L. Baum
Its:	President and Chief Executive Officer